SEC FILE NO. 333-119930

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                FORM SB-2/A-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ALPHA MOTORSPORT, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Nevada                 3711                20-1063591
 ---------------------------  ---------------    ------------------
(State or other jurisdiction (Primary Standard    (IRS Employer
    of incorporation or          Industrial      Identification No.)
      organization)            Classification
                                Code Number)

                              240  12th Street
                     New Westminster, BC Canada  V3M 4H2
                           Telephone: 604-525-3380
                              Fax:  604-298-6770
   ---------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Michael M. Kessler, Esq.
                         Lewis, Kessler & Kelsch
                        3406 American River Drive
                       Sacramento, California  95864
                         Telephone: (916) 239-4000
                            Fax: (916) 239-4008
--------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

                                    1


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement should become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

                  CALCULATION OF REGISTRATION FEE
                  -------------------------------
                               Proposed     Proposed
                               Offering     Maximum       Amount of
Title of          Amount       Price        Aggregate     Registration
each Class        to be        per Share    Offering      Fee (1)
of Securities     Registered   (3)          Amount
to be
Registered(2)
-----------------------------------------------------------------------
Common Stock      2,000,000     $ .05       $100,000     $  12.67
-----------------------------------------------------------------------

(1)  Registration fee has been paid via Fedwire.

(2) This is an initial offering and no current trading market exists for our common stock. The average price paid for the currently issued and outstanding common stock was $.005 per share.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).


















                                    2



                                PROSPECTUS
                           ALPHA MOTORSPORT, INC.
                     2,000,000 shares of common stock
                               $.05 Per Share

This is the initial offering of common stock of Alpha Motorsport, Inc. and no public market currently exists for these shares. Alpha Motorsport, Inc. is offering for sale 2,000,000 shares of its common stock on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus, and may be extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. This is a "best efforts", "all or nothing" offering, meaning all of the shares must be sold in order for us to complete the offering and use the proceeds. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be returned promptly to the subscribers, without deductions or interest.

Alpha Motorsport, Inc. is a development stage, start up company, and any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND,
PARTICULARLY, THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
----------------------------------------------------------------------------
                            Public     Underwriting   Proceeds to
                            Offering   or Sales       Alpha Motorsport, Inc.
                            Price      Commissions    (2)(3)
----------------------------------------------------------------------------
Common Stock (1)
Total Offering -            $.05        $     0           $   100,000
----------------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $5,000.

(3) All amounts herein are denominated in US dollars, unless otherwise noted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated          , 2004



                          (OUTSIDE BACK COVER)

                            TABLE OF CONTENTS

                                                             Page  No.
SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . . 5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . . 7
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . . 7
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . .  9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . .11
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . .12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . .13
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . .14
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . .14
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . .15
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . . 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . 15
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . .16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . 18
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . .18
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . .19
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  20
     General Information . . . . . . . . . . . . . . . . . . .. .  20
     Overview of our Proposed Operations . . . . . . . . . . .. .  21
     Suppliers and Acquisition of Inventory . . . . . . . . . . .  22
     Website Development . . . . . . . . . . . . . . . . . . . . . 23
     Sales & Marketing . . . . . . . . . . . . . . . . . . . . . . 23
     Business Ethics and Warranties . . . . . . . . . . . . . . . .23
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Patents and Trademarks. . . . . . . . . . . . . . . . . .. .  24
     Government and Industry Regulation. . . . . . . . . . . .. .  24
     Employees and Employment Agreements . . . . . . . . . . .. .  25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . 25
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . 28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . 29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . 29
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . 32
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . . 32
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . 32



                DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        ALPHA MOTORSPORT, INC.
                        SUMMARY OF PROSPECTUS
                         =====================

General Information about Our Company
-------------------------------------
Alpha Motorsport, Inc. was incorporated in the State of Nevada on April 28, 2004. We were formed to open and operate a used car and truck dealership in British Columbia, Canada. We intend to engage in both retail and wholesale sales of used vehicles. On May 13, 2004, we formed Alpha Motorsport, Inc., a B.C. corporation, which is our wholly-owned subsidiary and which is conducting all of our operations in Canada. We are a development stage company; have only recently opened for business; and have generated a total of $29,853 in gross revenues to date. We have been issued a "substantial doubt" going concern opinion from our auditors. Our only asset is our cash in the bank in the amount of $33,883.

On August 23, 2004, we entered into a bridge loan for $40,000 US with Paramount Trading Company Inc., an unrelated third party, to enable us to commence operations and continue our business development prior to completion of this offering. The terms of the loan provide for repayment one year from the date of the loan at the rate of 6% per annum. We intend to repay the loan, plus accrued interest, in full from the proceeds of this offering. If the loan and accrued interest is not paid by September 22, 2005, we will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date of August 23, 2005 or upon any default, the loan will bear interest at the rate of 15% per annum.

In addition, on November 1, 2004, we entered into a second promissory note with Paramount Trading Company Inc., whereby Paramount advanced us an additional $20,000 bridge loan so we could begin our operations prior to completion of this offering. The loan is to be repaid in full within 12 months at 6% interest per annum. We intend to repay both loans in full from the proceeds of this offering and have adjusted our estimated Use of Proceeds section to reflect the same.

 We hope to complete this offering and pay both loans in full prior to the dates they are due and payable; however, there is no guarantee that we will be successful in doing so. In addition, since the funds will not be placed into an escrow, trust or other similar account there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy such judgment or lien by executing on the bank account where the offering proceeds are being held. We are unaware of any plans by Paramount, or any other similarly situated entity, to attach the funds we raise in satisfaction of any obligations. No arrangements exist, or are contemplated, with Paramount or any other creditor, whereby such an attachment might be made.

Our administrative offices are located at 240 12th Street in New Westminster, British Columbia, which we lease from Kabani Holdings Ltd., an unrelated third party, for a monthly rental rate of $1800 Cdn. The rental agreement is for a period of six months, beginning October 1, 2004, which converts to a month-to-month verbal agreement thereafter. The rental space consists of approximately 3,000 ft. of office space and a fenced parking lot, where we will be able to park 12-15 cars/trucks for resale. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is June 30 .

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.


Securities Being Offered             2,000,000 Shares of common stock,
                                     par value $.001.


Offering Price per Share             $.05


Offering Period                      The shares are being offered for a
                                     period not to exceed 180 days, unless
                                     extended by our Board of Directors for
                                     an additional 90 days. In the event we
                                     do not sell all of the shares before
                                     the expiration date of the offering,
                                     all funds raised will be promptly
                                     returned to the investors, without
                                     interest or deduction.


Net Proceeds to Our Company          $95,000


Use of Proceeds                      We intend to use the proceeds to pay
                                     for offering expenses, repay the bridge
                                     loan and to expand our business
                                     operations.


Number of Shares Outstanding
Before the Offering:                 1,000,000


Number of Shares Outstanding
After the Offering:                  3,000,000


Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

                               RISK FACTORS
                               ============
An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================
Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-----------------------------------------------------------------------
Our company was incorporated in April 2004. We recently commenced our business operations and have generated gross revenues of $29,853 to date. As such, we have a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive used car/truck sales industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers to purchase our inventory, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business.
----------------------------------------------------------------------------
The only cash currently have available is the cash paid by our founders for the acquisition of their shares and the proceeds of a bridge loans we received from Paramount Trading Company Inc., an unrelated third party. In the event we are unable to complete this offering, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans and purchase the vehicle inventory we need to open, or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.
--------------------------------------------------------------------
 In February 2005, we opened our used car/truck lot and have generated gross revenues of $29,853 from operations. In order for us to continue with our plans and become profitable, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to continue operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

The used car/truck sales industry is highly competitive and  if our vehicles and lot are not well received and/or successful, we may be unable to generate revenues, which could result in a total loss of your investment.
-------------------------------------------------------------------------
The used car/truck sales industry is highly competitive with respect to pricing, service, quality and location and, as a result, has a high failure rate. There are numerous well-established competitors, including national, regional and local established and reputable dealerships, possessing substantially greater financial, marketing, personnel and other resources than our company. There is no guarantee that we will be able to successfully compete with the established used car/truck dealerships in the location we intend to open our business operations. In addition, the used car/truck sales industry is also generally affected by changes in consumer preferences, national, regional and local economic conditions, and demographic trends. If we are not successful in locating cars that will be well received and purchased by the public, we will be unable to generate any revenues and our business plans would fail. In such event, you could suffer a loss of any investment you make in our securities.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.
--------------------------------------------------------------------
We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Canada and are subject to the local laws of Canada governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Canadian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
=======================================
Buying low-priced penny stocks is very risky and speculative.
-----------------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. As a result, you may never be able to sell any shares you purchase in this offering.

We are selling this offering without an underwriter and may be unable to sell any shares.
---------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell the shares and complete the offering. There is no commitment by any person to purchase all or any part of the common stock we are offering. Consequently, there is no assurance all 2,000,000 shares will be sold during the Offering Period, which commences on the Effective Date of this Prospectus and may continue for a period of up to 9 months. During this Offering Period, investors will have no right to the return of or use of their funds, which will remain in a non-interest bearing bank account until the conclusion of the offering.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.
-------------------------------------------------------------------------
There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.03 per share, $.02 less than what you paid for them.

We will be holding all proceeds from the offering in a standard bank checking account, separate from our regular business account, until all shares are sold.  Since the funds will not be placed into an escrow or other guaranteed account, there is no assurance that a creditor who might obtain a lien or judgment against us would not attach the funds in that account in satisfaction of the lien or judgment, which could severely limit or delay our business plans, as outlined in this Prospectus.
----------------------------------------------------------------------
All funds received from the sale of shares in this offering will be deposited into a separate, standard bank checking account at a local bank until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account.
 Although  there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated, we fully intend to keep all funds separate from our general account until the
offering is completed.   Since the funds will not be placed into an
escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

Our officers and directors and their affiliates may continue to exercise significant control over our operations.
----------------------------------------------------------------------------
After the completion of this offering, our executive officers and directors will own approximately 33% of our common stock. However, since we only intend to offer the shares to our friends, family members and acquaintances, we may have substantial influence in how those shareholders vote on future corporate matters. These stockholders may have individual interests that are different from other minority stockholders and if they vote with us on proposed matters, we would be able to exercise significant control over all matters requiring stockholder approval, including the election of directors, approval of significant corporate transactions, a change in control of the company or other matters that could affect your ability to ever resell your shares.

                            USE OF PROCEEDS
                            ===============
Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $100,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

Total Proceeds                                    $ 100,000
Less: Estimated Offering Expenses                     5,000
                                                  ---------
Net Proceeds to Us:                               $  95,000
                                                  ---------
Less: Repayment of Bridge Loans (1)                  60,000
      Interest on Bridge Loans                        1,600
      Rent and Utilities                             10,000
      Legal and Accounting                            3,700
      Website Development                             2,000
      Advertising                                     4,000
      Warranty Work Allocation                        2,000
      Inventory (2)                                   6,900
      Working Capital                                 4,800
                                                  ---------
  Total Use of Net Proceeds                       $  95,000
                                                  =========

(1) August 23, 2004, we entered into a $40,000 bridge loan with Paramount Trading Company, Inc., an unrelated third party. The terms of the loan provide for repayment one year from the date of the loan, at the rate of 6% interest per annum. We intend to repay the loan, plus accrued interest, from the proceeds of this offering. The Use of Proceeds has been adjusted to reflect the amounts expended or to be expended from the proceeds of the $40,000 bridge loan, which will be repaid in full upon completion of this offering.

On November 1, 2004, we entered into a second promissory note with Paramount Trading Company Inc., whereby Paramount advanced us an additional $20,000 bridge loan so we can begin our operations prior to completion of this offering. The loan is to be repaid in full within

12 months at 6% interest per annum. We intend to repay the loan in full from the proceeds of this offering and have adjusted our estimated Use of Proceeds section to reflect the same.

(2) As of December 31, 2004, we have purchased a total of 4 vehicles for our inventory at a total cost of $14,041. We are continuing to seek used cars and trucks to purchase for our initial inventory; however, we have not and do intend to enter into any agreements or understandings with any parties with respect to purchasing any vehicles. We do not intend to purchase any vehicles from related parties or from our officers, directors or their affiliates.

To date, approximately $37,000 of the $60,000 bridge loans has been expended or is scheduled to be expended as follows:

               Rent and utilities             $ 5,000
               Leasehold improvements           2,300
               Motor Dealers License            8,500
               Accounting and legal               800
               Advertising and marketing          800
		   Licenses/Insurance               5,500
               Vehicle Inventory               14,100
                                              -------
               Total Expended to Date         $37,000

We expect to spend the approximately $23,000 balance of the bridge loan as follows:

               Rent and utilities              $ 5,000
               Purchase of inventory/vehicles   14,000
               Accounting and legal              2,500
               Advertising and marketing         1,500
                                               -------
               Balance of Bridge Loans
               to be Expended                  $23,000

                   DETERMINATION OF OFFERING PRICE
                   -------------------------------
The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

At December 31, 2004, the net tangible book value of our shares was ($15,853), or NIL per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, less offering expenses of $5,000, for a total net proceeds to us of $95,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $79,147 or approximately $.02 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.02 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) to $.02 per Share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.02 per Share, reflecting an immediate reduction of $.03 per Share from the $.05 price per share they paid for their Shares.


After completion of the offering, the existing stockholders will own approximately 33% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000, or $.005 per Share. Upon completion of the offering, the new shareholders will own approximately 67% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.05 per Share.

The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to
 December 31, 2004  or the date of this prospectus:

Public Offering Price per Share                     $   .05
Net Tangible Book Value prior to this Offering      $   NIL
Net Tangible Book Value After Offering           $   .02
Immediate Dilution per Share to New Investors    $   .03

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    -------------
Existing
Stockholders   $ .005       1,000,000       33%       $  5,000

Investors in
This Offering  $ .05        2,000,000       67%       $100,000

                         PLAN OF DISTRIBUTION
                         --------------------
This is a self-underwritten offering. This prospectus permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Vincent Markovitch, John Markovitch, Sr. and John Markovitch, Jr., our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering; not even to reach the maximum offering amount.

Terms of the Offering
---------------------
The Shares will be sold at the fixed price of $.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts", "all or none" offering, which means that, pursuant to the terms of Rule 10b-9 of the Exchange Act, if we do not sell all of the Shares and raise the total amount of the offering prior to the Expiration Date of the offering, all funds will be promptly refunded to purchasers, without interest or deduction.

 All funds received from the sale of shares in this offering will be deposited into a separate, standard bank checking account at a local bank until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our general business operating account. We intend to keep all funds received from the sales of shares in this offering segregated in this separate bank account until all shares are sold and/or the offering is terminated. However, since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.

Procedures for Subscribing
--------------------------
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Alpha Motorsport, Inc.

Potential purchasers should note that signing subscription agreements does not relieve us of our obligations under the Securities Act or any other laws, rules or regulations.

                         LEGAL  PROCEEDINGS
                         ==================
We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ============================================================
Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors of our corporation and our wholly-owned subsidiary, Alpha Motorsport, inc., a British Columbia corporation are set forth below:

Name and Address             Age             Position(s)
-----------------            ---             -----------
Vincent Markovitch (1)(2)     30            President, CEO, Secretary
240  12th Street                             and Chairman of the Board
New Westminster, BC                         of Directors
Canada  V3M 4H2

John Markovitch (1)           28            Treasurer, CFO, Principal
240  12th Street                             Accounting Officer and
New Westminster, BC                         Director
Canada  V3M 4H2

John Markovitch Sr. (1)       56            Director
240 12th Street
Canada  V3M 4H2

                                  15


(1) Vincent and John Markovitch are brothers and are sons of John
 Markovitch Sr.

 (2) Vincent Markovitch is the sole officer and director of Alpha Motorsport Inc., a British Columbia corporation and our wholly-owned operating subsidiary.

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors
-------------------------------------------------------
Vincent Markovitch has been the President, CEO, Secretary and a Director of our company since inception. From March 1999 to April 2004 , he was a self-employed automobile wholesaler in Vancouver, BC, Canada. As such, he purchased used vehicles, reconditioned and sold them. From November 1997 to March 1999, he was a salesman at Autowise Autosales in Vancouver, BC, Canada. Mr. Markovitch has been involved in the wholesaling and retailing of vehicles since 1990. In May 2004, he received his Auto Dealers sales certificate in Vancouver, BC, Canada. Vincent Markovitch devotes full time to our business.

John Markovitch Jr. has been the Treasurer, CFO, Principal Accounting Officer and a Director of our company since inception. From January 2004 to the present, he has been working at the Pacific National Exhibition in Vancouver, BC as a parking foreman. His duties include overlooking parking attendants, as well as supervising breaks and schedules. From February 2003 to January 2004, he was a new vehicle inspector at Annacis Auto Terminals, a stream line company, located in Vancouver B.C. Canada. From February 1997 to December 2002, he was employed by Pacific Blue Cross, a ministry of social services, in Burnaby B.C. Canada. John Markovitch Jr. completed his essentials of marketing, marketing communication, and his trade and consumer marketing certificates at British Columbia Institute Of Technology in Burnaby B.C. Canada in 2003. John Markovitch Jr. devotes approximately 20 hours per week to our business.

John Markovitch Sr. has been a Director of our company since inception.
For the past 23 years, John Markovitch Sr. has been a self employed automobile salesman in the city of Burnaby B.C. Canada. During that time, he has owned three different used vehicle lots in British Columbia. He was a key partner in bringing the first Hyundai dealership to the city of Vancouver B.C. in 1984. He was top salesperson at that dealership from 1984 until it was sold in 1987. John Markovitch Sr. devotes approximately 20 hours per week to our business.

                          EXECUTIVE COMPENSATION
                          ----------------------
Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations. Once our lot is open, generating positive cash flow of at least $3,200 per month, we will begin paying our officers and directors compensation as follows:
                                      16


John Markovitch, Sr.                $800/mo. base salary + 35% of profit
                                    on any vehicle sold

John Markovitch Jr.                 $800/mo. base salary + 35% of profit
                                    on any vehicle sold

Vince Markovitch                    $1,600/mo. base salary + 35% of profit
                                    on any vehicle sold

In addition, we have hired a wholesale sales agent, Kel Phillips, an unrelated third party who is currently searching for vehicles to include in our initial inventory. Our wholesale sales agent will be paid on a commission only basis, equal to 45% of the profits on any vehicle sold that we acquired through his referral. We do not have any written agreement with Mr. Phillips for his services.

The officers and directors are currently reimbursed for any out-of-pocket expenses they incur on our behalf. We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees. None of our officers, directors or employees are party to any employment agreements.

------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------
                               Annual Compensation     Long-Term Comp.
                                             Other    Awards    Payouts
Name and                                     Annual
Position(s)             Year   Salary  Bonus  Comp.
------------------------------------------------------------------------
Vincent Markovitch      2004    None   None   None      None      None
President, CEO and
Secretary

John Markovitch Jr.     2004    None   None   None      None      None
Treasurer, CFO and
Principal Accounting
Officer

John Markovitch Sr.     2004    None   None   None      None      None
Director
------------------------------------------------------------------------

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     ==============================================================
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After        Before      After
                          Offering    Offering    Offering    Offering
 -----------------------   --------    ---------------------------------
Vincent Markovitch        1,000,000    1,000,000    100%        33%
4232 Burke Street
Burnaby, BC, Canada V5H 1B4
-------------------------
All Officers and
Directors as a Group      1,000,000    1,000,000    100%        33%

All shares of our wholly-owned Canadian subsidiary, Alpha Motorsport, Inc. are owned by Alpha Motorsport, Inc., a Nevada corporation.

Future Sales by Existing Stockholders
-------------------------------------
A total of 1,000,000 shares have been issued to the existing stockholders, all of which are held by one of our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

                      DESCRIPTION OF SECURITIES
                      =========================
Common Stock
------------
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 33% of our outstanding common stock and the purchasers in this offering will own approximately 67%.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.
                           INDEMNIFICATION
                           ===============
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                      DESCRIPTION OF OUR BUSINESS
                      ---------------------------
General Information
-------------------
Alpha Motorsport, Inc. was incorporated in the State of Nevada on April 28, 2004 to engage in the used car/truck retail sales business in British Columbia, Canada. On May 13, 2004, we formed Alpha Motorsport, Inc., a
B.C. corporation, which is our wholly-owned subsidiary and which is conducting all of our operations in Canada. We are still in the development stage; commenced business operations in February 2005; and have generated gross revenues of $29,853 to date. In June 2004, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position. We do not consider ourselves a "blank check" company, as that term is defined in Regulation C, Rule 419, and do not intend to merge with or acquire another company now or in the foreseeable future. We have already purchased 6 automobiles for our initial inventory and are diligently proceeding with our business plans.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Canada and are subject to the local laws of Canada governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Canadian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors and Morgan & Company, our independent chartered accounts, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Overview of Business Operations
-------------------------------
Having been in the automobile/truck sales industry for a combined total of over 30 years, our Management feels there is a need in British Columbia for quality used cars and trucks at competitive prices. The population of British Columbia is rapidly increasing and that, combined with the increased cost of living expense, makes new cars unaffordable for many families. As a result, we feel quality used vehicles are in high demand. Our Management is relying on their previously established relationships with the following local dealers and auction houses in an effort to acquire reliable vehicles at a reasonable price and pass the savings on to our customers:

- Langley Mazda (new car dealer)
- Brown Bros. Ford (new and used car dealer)
- S-232 Holdings (wholesale vehicle broker)
- Weymouth Enterprises (used car dealer)
- Canadian Auction Group (used vehicle liquidator)

We intend to offer something different and unique to the automobile industry to our customers - an easy, convenient car buying experience, which is not what is generally the case at automobile dealerships or used car lots. Rather than immediately converging on a potential customer, we will allow them to come to walk about our lot and come to us if they wish to test drive or inquire about a vehicle. We do not intend to implement any "hard sell" sales tactics.

We intend to fully cater to our customers needs, thereby taking the hassle out of buying a used vehicle. As such, if a customer would like a specific type of vehicle or color, we will make every attempt to locate that vehicle for them through our established dealer relationships, surrounding areas or via the internet.

We are confident our professional "worry free" service will bring customers back time and again, as well as allow them to confidently refer us to their friends and family members for their used car/truck buying needs. We have established a pre-opening goal of keeping our customers satisfied. We will provide a 30-day vehicle warranty on every used vehicle we sell that will cover any mechanical problems that may arise during the first 30 days. Any vehicle with mechanical difficulty or failure within the 30 days will be repaired at no charge to the customer.

It is well known that the automobile sales industry is cyclical, with the sales of certain types of vehicles peaking at certain times of the year. For example, SUV's and rugged, 4-wheel drive vehicles generally sell better during the fall and winter months, whereas, sports cars and convertibles generally sell better in the spring and summer months. In addition, during times of economic slow down, automobile sales are generally one of the first big ticket items to feel the crunch. In order to minimize the impact of such cyclical events on our revenues, we intend to buy and sell vehicles to wholesalers on a regular basis. We feel this will also assist us in keeping a current inventory of the type of used vehicles that the public demands.

In order to profitably succeed in this business, we must:

- Establish a network of wholesalers we can trust to purchase quality used cars and trucks from
   - Ensure customer satisfaction by encouraging the two most important values in our sales agents and policies -- honor and integrity
-  Provide a "hassle free" experience for our customers
-  Stock a wide range of reliable vehicles and trucks

Suppliers and Acquisition of Inventory
---------------------------------------
We will be buying vehicles wholesale from other dealers and at auto auctions. We will try to maintain a diverse stock of vehicles, providing a wide selection to our customers. Vehicles will be purchased on an as-needed and as-available basis to add to our inventory. We intend to have approximately 8-12 quality used vehicles available for resale on our lot at all times. Each vehicle we purchase for retail resale will be inspected by a mechanic and we will do any repairs required. Initially, we intend to contract the services of a local auto shop to have their mechanics inspect our vehicles; however, once we have established our operations, we intend to hire one or more mechanics, as needed. The purchaser of a vehicle will be given the opportunity to review our certified inspection records prior to purchasing a vehicle. Our wholesale vehicles will not require a mechanical inspection, as other dealers will be purchasing vehicles from us on an "As Is" basis.

We intend to sell all types of vehicles from small cars to big trucks. We will cater to each customer individually, in order to satisfy their needs, meaning if we do not have the type of vehicle in our inventory that a customer is looking for, we will go out and find that vehicle for them.
We intend to buy our vehicles at the wholesale level in order to be able to pass the savings on to our customers. Each vehicle we retail will be inspected by a mechanic and the customer will be given that inspection prior to purchasing the vehicle.

Our primary source for used vehicles are the local dealers who wholesale some of their stock to reduce a large used car inventory. We will purchase these vehicles, as well as vehicles from local auto auctions to establish our initial inventory. Our Management has established relationships with several local dealerships; however, we have not entered into any written or verbal agreements with any of them.

We are continuing to search for additional vehicles to place on our lot for inventory, which we feel we will be able to purchase with the funds we have available to us from our bridge loan in order to get our car lot open. We are attempting to purchase a wide variety of vehicles to attract all types of potential customers. The majority of our vehicles will be priced between $2,500 and $8,000 per vehicle; however, we will also have a few higher end vehicles on our lot. There is a far greater profit margin in the lower end vehicles rather than the higher end vehicles, so we will attempt to purchase and keep lower price used vehicles in our inventory.

Our pricing strategy will be based on competitive Gold Book values (between wholesale and retail prices). We will not exceed competitive retail prices, and will attempt to sell at wholesale plus a fair profit, generally 20%. We feel the quality and price will say a lot about our vehicles. Based on the experience of our Management in the used car/truck sales industry, the average industry mark-up for used vehicles has generally been 30-35%. Based on those assumptions, we intend to show our customers that they are saving a substantial amount when buying from us.

Website Development
-------------------
 We have developed our website with the assistance of an outside website developer at a total cost of $800 US and the website is currently operational at http://www.alphamotorsportinc.com/. Our prospective customers can view our inventory online and get detailed information about each vehicle, including price, mileage, accident history, mechanic reports and owner history. We are currently researching the costs to strategically place our website on several different search engines but have not yet entered into any contracts or agreements with any parties. We are also listing our website address in flyers and newspaper advertising in an attempt to more widely advertise our vehicles and business operations.

Sales & Marketing
-----------------
We intend to use several different avenues to introduce our new business and market our inventory:

1. Newspaper advertisements in the local BC newspapers
2. Advertise in the smaller, free newspapers that are delivered door to door and handed out at supermarkets and quick stores
3. Place photo ads in the widely distributed Auto Trader
4. Place flyers on vehicles throughout the local areas introducing our new business.
5. Place a larger newsprint ad in the local Buy & Sell paper
6. As funds permit, develop a website where customers can view our inventory online and get detailed information about each vehicle such as price, mileage, accident history, mechanic reports and owner history
7. Publish the website on several search engines, as well as in our flyers and newsprint ads.
8. Word of mouth to family, friends, business and social acquaintances

Business Ethic and Warranties
-----------------------------
Used car dealers are notorious for unethical sales practices. As a result of this, customers are inherently cautious and untrusting. The more we can provide an honest, hassle free sales experience, the more successful we will be. We will follow up and ensure customer satisfaction because we will rely on these customers for an excellent reference to other potential buyers. We fully understand the need for an excellent working relationship with our suppliers and customers and intend to develop the same.

We will provide each purchaser with a 30-day warranty on all parts and labor should any mechanical problems develop after purchase of a vehicle. All work will be performed by third-party mechanics and will be paid for by us; however, because all vehicles will be thoroughly inspected and tested prior to purchase, we don't anticipate having many warranty claims.

Competition
-----------
The used car resale industry is intensely competitive with respect to quality, service and price. In addition, there are many well-established competitors in the areas we intend to do business, with greater financial and other resources, including but not limited to established businesses and loyal customers. Our closest similar competitors are Kabani Holdings, which is located in the same automobile compound area that we are and is our landlord. Prime Auto, Softy's Auto Sales, Key West Auto and My First Car Automotive, all situated and located relatively close to our new facility. The primary competitors will be Kabani Holdings and Key West Auto. Kabani Holdings is a well established used car dealer with over 100 units in inventory at all times. Key West Auto is also very well established, but they tend to sell more trucks and vans as opposed to cars. The other dealers listed are small and tend to have a limited supply of vehicles for sale. In Canada, auto malls containing competitive auto dealers are common. Prospective buyers enjoy the experience of shopping in one "auto mall" area, rather than driving all over town to find the vehicle they are looking for. We intend to specialize in quality used cars at competitive prices. Most of the other dealers in the auto mall area we will be operating are new car dealers, who carry some used vehicles at higher prices than we intend to keep in our inventory.

We do not use, nor do we expect to use any raw materials in our business operations.

Patents and Trademarks
----------------------
We do not have any patents or trademarks.

Government and Industry Regulation
----------------------------------
Our business operations are subject to licensing and regulation by provincial and local authorities applicable to the sale of used cars.
In October, 2004, we obtained our Motor Dealer's License and Business Permit. Because all of our inspections and mechanical work will be done by outside third parties, we will not be subject to any environmental or safety rules, regulations or licensing. No other licensing is required. However, if any additional licenses are required or are implemented in the future, we intend to fully comply with any such licensing and regulation applicable to the conduct of our business operations.

Employees and Employment Agreements
-----------------------------------
At present, we have no employees other than our three officers and directors. We have one independent contractor, Kel Phillips, who is our wholesale buyer and who works on an as-needed basis. Mr. Phillips will be paid on a commission only basis, equal to 45% of the profits on any of his vehicles that are sold. Vincent Markovitch devotes full time to our business operations and John Markovitch Sr. and John Markovitch Jr. each devote part time, or approximately 20 hours per week to our business. None of our officers and directors are presently compensated for their services at this time, nor do we have employment agreements with them. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        =========================================================
We have generated no revenues since inception and have incurred net losses of $20,853. The following table provides selected financial data about our company for the period from the date of incorporation through
 December 31, 2004 . For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data:     12/31/04
                 ------------------         -------
                 Cash                  $  33,883
                 Total assets          $  53,673
                 Total liabilities     $  69,526
                 Shareholders' equity  $ (15,853)

On August 23, 2004, we entered into a promissory note with Paramount Trading Company Inc., an unrelated third party, whereby Paramount advanced us a total of $40,000 as a bridge loan to allow us to secure the lease for our car lot operations and purchase our initial inventory so we can begin operations prior to completion of this offering. The loan is to be repaid in full within 12 months at 6% interest per annum. We intend to repay the loan in full from the proceeds of this offering and have adjusted our estimated Use of Proceeds section to reflect the same.

On November 1, 2004, we entered into a second promissory note with Paramount Trading Company Inc., whereby Paramount advanced us an additional $20,000 bridge loan so we can begin our operations prior to completion of this offering. The loan is to be repaid in full within 12 months at 6% interest per annum. We intend to repay the loan in full from the proceeds of this offering and have adjusted our estimated Use of Proceeds section to reflect the same.

To date, approximately $37,000 of the $60,000 bridge loans has been expended or is scheduled to be expended as follows:

               Rent and utilities             $ 5,000
               Leasehold improvements           2,300
               Motor Dealers License            8,500
               Accounting and legal               800
               Advertising and marketing          800
		   Licenses/Insurance               5,500
               Vehicle Inventory               14,100 (1)
                                              -------
               Total Expended to Date         $37,000

 (1) As of December 31, 2004, we have purchased a total of 4 vehicles for our inventory at a total cost of $14,041. We are continuing to seek used cars and trucks to purchase for our initial inventory; however, we have not and do intend to enter into any agreements or understandings with any parties with respect to purchasing any vehicles. We do not intend to purchase any vehicles from related parties or from our officers, directors or their affiliates.

We expect to spend the approximately $23,000 balance of the bridge loan as follows:

               Rent and utilities              $ 5,000
               Purchase of inventory/vehicles   14,000
               Accounting and legal              2,500
               Advertising and marketing         1,500
                                               -------
               Balance of Bridge Loans
               to be Expended                  $23,000

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Plan of Operation
-----------------
Proposed Milestones to Implement Business Operations
----------------------------------------------------
The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The number of employees, number of initial automobiles for our inventory and the other projected milestones are approximations only and subject to adjustment based on costs and needs.

December 2004/January 2005
--------------------------
1.  Set up advertising accounts with several local newspapers.
2. Continue to purchase inventory from dealers and/or auctions houses
3. Advertise and prepare for grand opening celebration, currently projected for February 2005

 These milestones were completed at a total cost of $15,000.

February/March 2005
-------------------
1. Hold grand opening celebration
2. Begin searching for a web developer to develop and publish our website to advertise and list our inventory

 These milestones were completed and our website is complete and operating; total cost to complete was $800 US.

March/April 2005
----------------
1. Hire and train one additional, experienced sales person if needed - no cost to complete milestone

May-October 2005
----------------
1. Continue to develop and expand our business and if revenues allow, begin seeking a larger location to expand to and display a larger inventory for sale

2. Seek to expand into an additional sales lot across the border in nearby Washington State as and when sales and revenues become sufficient to do so. This will give us access to a larger selection of used vehicles and will allow us to sell and buy vehicles from U.S. auction houses, where the prices can be more competitive and the selection far greater. We estimate it would cost us about $50,000 to establish a lot in the U.S.

Approximate cost to complete milestones = $65,000

We expect to satisfy our cash requirements for operations for at least the next 12 months with the proceeds from this offering, our current cash in the bank and from revenues we will derive from our operations, without having to seek or raise additional funds.

Warranty Expense
----------------
All warranty work will be performed by third-party mechanics at local auto repair shops; however, because all vehicles will be thoroughly inspected and tested prior to purchase, we don't anticipate having many warranty claims. We have allocated a total of $2,000 in our Use of Proceeds for warranty work.

Critical Accounting Policies
----------------------------
Management's discussion and analysis of our financial condition and results of operations are based on the financial statements which are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such financial statements requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, Management will evaluate its estimates and will base its estimates on historical experience, as well as on various other assumptions in light of the circumstances surrounding the estimate, and the results will form the basis in making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. It should be noted, however, that actual results could materially differ from the amount derived from Management's estimates under different assumptions or conditions.

Our functional currency is in Canadian dollars, as all of our operations are in Canada. We used the United States dollar as our reporting currency for consistency with registrants of the Securities and Exchange Commission. Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

Loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period reported.

Our Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, would have a material effect on the our current financial statements.


                       DESCRIPTION OF PROPERTY
                       =======================
We do not currently own any property. We have entered into a lease agreement with Kabani Holdings Ltd., an unrelated third party, to lease office space consisting of approximately 3000 sq. ft. in New Westminster B.C. The space is sufficient to hold a maximum of 15 vehicles, which is what we intend to keep on our lot for at least the first 12 months of operations. At such time as we outgrow the space and can afford to expand, we will begin looking for larger space; however, at this time, no such expansion is planned. The lease term is for a minimum period of six months at a monthly rental rate of approximately $1800 Cdn.($1,449 US) plus 10% utilities per month. The lease term commenced on October 1, 2004. We conduct all of our business operations from this location.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================
In April 2004, a total of 1,000,000 shares were issued to Vincent
Markovitch, an officer and director, in exchange for $.005 per share, or a total of $5,000 in cash.

Vincent Markovitch and John Markovitch Jr., officers and directors, are brothers and both are sons of John Markovitch Sr., an officer and director. Vincent Markovitch, John Markovitch Jr. and John Markovitch Sr. are the only officers, directors, promoters and affiliates of our company.

On May 13, 2004, we formed Alpha Motorsport, Inc., a Canadian corporation, which is our wholly-owned subsidiary and which is conducting all of our operations in Canada.


          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ========================================================
No public market currently exists for shares of our common stock.
Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-     the bid and offer quotations for the penny stock;

   -     the compensation of the broker-dealer and its salesperson in the transaction;
   - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress.
A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the Potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our audited financial statement for the period from inception to June 30, 2004, included in this prospectus have been audited by Morgan & Co., Chartered Accountants, 1488-700 West Georgia Street, Vancouver, B.C., Canada. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Lewis, Kessler & Kelsch, 3406 American River Drive, Sacramento, California 95864 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                         AVAILABLE  INFORMATION
                         ======================
We have filed this prospectus on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this prospectus and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission at http://www.sec.gov.


                           FINANCIAL  STATEMENTS
                           =====================
Our fiscal year end is June 30 . We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Chartered Accountant, in our annual reports. Our audited financial statement for the period from inception to June 30, 2004 and our unaudited interim consolidated financial statement for the period ended December 31, 2004 immediately follow.

                              ALPHA MOTORSPORT, INC.
                          (A Development Stage Company)



                       CONSOLIDATED FINANCIAL STATEMENTS


                                  JUNE 30, 2004
                             (Stated in U.S. Dollars)

                                                   MORGAN & COMPANY
                                                   Chartered Accountants

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Alpha Motorsport, Inc.
(A Development Stage Company)

We have audited the consolidated balance sheet of Alpha Motorsport, Inc. (a development stage company) as at June 30, 2004 and the consolidated statements of operations, cash flows, and stockholders' equity for the period from April 28, 2004 (date of inception) to June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2004 and the results of its operations and its cash flows for the period from April 28, 2004 (date of inception) to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $4,409 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its business activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                      /s/ Morgan & Company
August 19, 2004                            Chartered Accountants

Tel(604)687-5041                           P.O. Box 10007 Pacific Centre
Fax(604)687-0075                          Suite 1488-700 West Georgia Street
www.morgan-cas.com                        Vancouver, B.C. V7Y 1A1

                               Member of
                                 ACPA
                              International


                          ALPHA MOTORSPORT, INC.
                      (A Development Stage Company)

                       CONSOLIDATED BALANCE SHEET

                             JUNE 30, 2004
                        (Stated in U.S. Dollars)

ASSETS
------
Current
-------
Cash                                          $   3,892
                                              =========

LIABILITIES
-----------
Current
-------
Accounts payable and accrued liabilities      $   3,321
                                              ---------

STOCKHOLDERS' EQUITY
--------------------
Share Capital (Note 3)

Authorized:
75,000,000 common shares,
par value $0.001 per share

Issued and outstanding:
1,000,000 common shares                           1,000

Additional paid-in capital                        4,000

Accumulated Comprehensive Loss                      (20)

Deficit Accumulated During
The Development Stage                            (4,409)
                                              ---------
                                                    571
                                              ---------
                                              $   3,892
                                              =========








The accompanying notes are an integral part of the financial statements.


                        ALPHA MOTORSPORT, INC.
                    (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS

    PERIOD FROM DATE OF INCEPTION, APRIL 28, 2004, TO JUNE 30, 2004
                      (Stated in U.S. Dollars)

Expenses
--------
Office and miscellaneous                         $     106
Professional fees                                    4,303
                                                 ---------
Loss For The Period                           $   4,409
                                                 =========


Basic And Diluted Loss Per Share                 $   (0.01)
                                                 =========


Weighted Average Number Of Shares
Outstanding                                      1,000,000
                                                 =========











The accompanying notes are an integral part of the financial statements.


                         ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)

                   CONSOLIDATED STATEMENT OF CASH FLOWS

      PERIOD FROM DATE OF INCEPTION, APRIL 28, 2004, TO JUNE 30, 2004
                         (Stated in U.S. Dollars)

Cash Flows From Operating Activities
------------------------------------
Loss for the period                                  $   (4,409)

Net change in non-cash working capital items:
Accounts payable and accrued liabilities                  3,321
                                                     ----------
                                                         (1,088)
                                                     ----------

Cash Flows From Financing Activity
----------------------------------
Issuance of common stock                                  5,000
                                                     ----------

Foreign Exchange Effect On Cash                            (20)
                                                     ---------
Increase In Cash                                         3,892

Cash, Beginning Of Period                                    -
                                                     ---------
Cash, End Of Period                                  $   3,892
                                                     =========

Supplementary Disclosure Of Cash Flow Information
Cash paid for:
Interest                                             $       -
Income taxes                                                 -
                                                     =========
Income taxes



The accompanying notes are an integral part of the financial statements.



                         ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

    PERIOD FROM DATE OF INCEPTION, APRIL 28, 2004, TO JUNE 30, 2004
                      (Stated in U.S. Dollars)


                                             DEFICIT
                     COMMON STOCK          ACCUMULATED   ACCUMULATED
               NUMBER          ADDITIONAL  DURING THE      OTHER
                 OF             PAID-IN    DEVELOPMENT  COMPREHENSIVE
               SHARES   AMOUNT  CAPITAL       STAGE        LOSS        TOTAL
-----------------------------------------------------------------------------

Balance,
April 28,
2004 (Date
of incorpo-
ration)          -     $     -   $    -     $      -      $    -      $    -


April 28,
2004 - Shares
issued for
cash at
$0.005       1,000,000    1,000    4,000           -           -       5,000


Foreign
currency
translation
adjustment        -           -        -           -         (20)       (20)


Loss for
the period        -           -        -        (4,409)        -     (4,409)
---------------------------------------------------------------------------

Balance,
June 30,
2004         1,000,000   $1,000   $4,000       $(4,409)    $ (20)   $   571
             ==============================================================


  The accompanying notes are an integral part of the financial statements.

                           ALPHA MOTORSPORT, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2004
                        (Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Alpha Motorsport, Inc. (the "Company") was incorporated in the State of Nevada, United States of America, on April 28, 2004. The Company is in the development stage. The Company's intended year end is December 31, 2004.

The Company intends to operate a pre-owned vehicle automotive dealership in British Columbia, Canada.

These consolidated financial statements have been prepared on a going concern basis. The Company has a working capital of $571, and has accumulated a deficit of $4,409 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management plans to continue to provide for the Company's capital needs during the year by the issuance of common stock and related party advances. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.


2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

                        ALPHA MOTORSPORT, INC.
                    (A Development Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           JUNE 30, 2004
                      (Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Development Stage Company

The Company complies with the Statement of Financial Accounting Standards ("SFAS") No. 7 and the Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)	Consolidated Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive Canadian subsidiary, Alpha Motorsport, Inc. All inter-company transactions have been eliminated in consolidation.

c)	Impairment of Long-Lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144
- "Accounting for the Impairment or Disposal of Long-Lived Assets". Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

d)	Foreign Currency Translation

The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation".

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

                        ALPHA MOTORSPORT, INC.
                    (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           JUNE 30, 2004
                     (Stated in U.S. Dollars)


2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)	Foreign Currency Translation (Continued)

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the statement of operations.

e)	Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

f)	Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 - "Accounting for Income Taxes". This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)	Fair Value of Financial Instruments

The carrying value of the Company's financial instruments consisting of cash, and accounts payable and accrued liabilities, approximate their carrying value due to the short term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

h)	New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, could have a material effect on the accompanying financial statements.

                           ALPHA MOTORSPORT, INC.
                       (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2004
                      (Stated in U.S. Dollars)


3.	COMMON STOCK

On April 28, 2004, the Company sold 1,000,000 shares of its common stock at $0.005 per share for cash to its founder.

4.	DEFERRED TAX ASSETS

The following table summarizes the significant components of the Company's deferred tax assets:

                                                 TOTAL
                                                 -----
Deferred tax assets

Non-capital loss carryforward                    $ 660
Less:  Valuation allowance                        (660)
                                                 -----
                                                 $   -
                                                 =====

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.


5.	INCOME TAXES

No provision for income taxes has been provided for in these financial statements due to the net loss. At June 30, 2004, the Company has net operating loss carryforwards, which expire in 2024, totaling approximately $4,400, the benefit of which has not been recorded in the financial statements.


6.	SUBSEQUENT EVENTS

Subsequent to June 30, 2004, the Company entered into an office and parking compound lease agreement. The lease has a base rent of $1,449 plus 10% utilities per month and expires on April 1, 2005.

                          ALPHA MOTORSPORT, INC.
                       (A Development Stage Company)


                INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                      December 31, 2004 (unaudited)
                        (Stated in U.S. Dollars)

                          ALPHA MOTORSPORT, INC.
                       (A Development Stage Company)
                    INTERIM CONSOLIDATED BALANCE SHEET
                               (Unaudited)
                          (Stated in U.S. Dollars)

                                           DECEMBER 31    JUNE 30
                                               2004        2004
                                           (Unaudited)   (Audited)
                                           -----------   ---------
ASSETS
------
Current
-------
Cash                                       $   33,883    $   3,892
Amounts receivable                                 43            -
Inventories                                    14,041            -
Prepaid expenses                                4,225            -
GST receivable                                  1,481            -
                                           ----------    ---------
                                           $   53,673    $   3,892
                                           ==========    =========
LIABILITIES
-----------
Current
-------
Accounts payable and accrued
liabilities                                $   8,469     $   3,321
Loan payable (Note 4)                         61,057             -
                                           ----------    ---------
                                              69,526         3,321
                                           ----------    ---------
STOCKHOLDERS' EQUITY
--------------------
Share Capital
-------------
Authorized:
75,000,000 common shares,
par value $0.001 per share

Issued and outstanding:
1,000,000 common shares                       1,000         1,000

Additional paid-in capital                    4,000         4,000

Deficit Accumulated During
The Development Stage                       (20,853)       (4,429)
                                           ----------    ---------
                                            (15,853)          571
                                           ----------    ---------
                                           $ 53,673      $  3,892
                                           ==========    =========

The accompanying notes are an integral part of the financial statements.

                             ALPHA MOTORSPORT, INC.
                         (A Development Stage Company)
                   INTERIM CONSOLIDATED STATEMENT OF OPERATIONS
                                (Unaudited)
                            (Stated in U.S. Dollars)

                                                                 CUMULATIVE
                                                                   PERIOD
                                                                 FROM DATE OF
                                        THREE          SIX        INCEPTION
                                        MONTHS        MONTHS       APRIL 28
                                        ENDED         ENDED         2004 TO
                                     DECEMBER 31    DECEMBER 31   DECEMBER 31
                                         2004          2004          2004
                                    ------------------------------------------
Sales                               $   29,853      $   29,853    $  29,853
Cost Of Sales                          (27,617)        (27,617)     (27,617)
                                    ------------------------------------------
Gross Margin                             2,236           2,236        2,236
                                    ------------------------------------------
Expenses
--------
General and administration               2,736           5,974        5,974
Office and miscellaneous                 4,341           6,938        7,064
Professional fees                        4,319           5,867       10,170
                                    ------------------------------------------
                                        11,396          18,779       23,208
                                    ------------------------------------------
Loss From Operations                    (9,160)        (16,543)     (20,972)

Miscellaneous Income                       119             119          119
                                    ------------------------------------------
Net Loss For The Period             $   (9,041)     $  (16,424)    $(20,853)
                                    ==========================================
Basic And Diluted Loss Per Share    $    (0.01)     $    (0.02)
                                    ===========================
Weighted Average Number Of Shares
Outstanding                          1,000,000       1,000,000
                                    ===========================

     The accompanying notes are an integral part of the financial statements.

                           ALPHA MOTORSPORT, INC.
                        (A Development Stage Company)
                INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
                               (Unaudited)
                          (Stated in U.S. Dollars)
                                                                 CUMULATIVE
                                                                   PERIOD
                                                                 FROM DATE OF
                                        THREE          SIX        INCEPTION
                                        MONTHS        MONTHS       APRIL 28
                                        ENDED         ENDED         2004 TO
                                     DECEMBER 31    DECEMBER 31   DECEMBER 31
                                         2004          2004          2004
                                    ------------------------------------------
Cash Flows From Operating
Activities
-------------------------
Net loss for the period             $   (9,041)     $ (16,424)     $ (20,853)

Adjustments To Reconcile Net Loss
To Net Cash Used By Operating
Activities:
  Amounts receivable                       (43)           (43)           (43)
  Prepaid expenses                      (2,882)        (4,225)        (4,225)
  Inventories                          (14,041)       (14,041)       (14,041)
  GST receivable                        (1,205)        (1,481)        (1,481)
  Accounts payable and accrued
   liabilities                           3,922          5,148          8,469
  Accrued interest payable                 807          1,057          1,057
                                    ------------------------------------------
                                       (22,483)       (30,009)       (31,117)
                                    ------------------------------------------
Cash Flows From Financing
Activities
-------------------------
Issuance of common stock                    -               -          5,000
Loan payable                            20,000         60,000         60,000
                                    ------------------------------------------
                                        20,000         60,000         65,000
                                    ------------------------------------------
(Decrease) Increase In Cash             (2,483)        29,991         33,883

Cash, Beginning Of Period               36,366          3,892              -
                                    ------------------------------------------
Cash, End Of Period                 $   33,883      $  33,883      $  33,883
                                    ==========================================
Supplementary Disclosure Of Cash
Flow Information
--------------------------------
Cash paid for:
  Interest                          $        -      $      -       $       -
  Income taxes                               -             -               -
                                    =========================================

The accompanying notes are an integral part of the financial statements.

                         ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)
             NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2004
                             (Unaudited)
                        (Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared by Alpha Motorsport, Inc. (the "Company") without audit pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring accruals. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended June 30, 2004.

The results of operations for the six months ended December 31, 2004 are not indicative of the results that may be expected for the full year.


2.	NATURE AND CONTINUANCE OF OPERATIONS

Alpha Motorsport, Inc. (the "Company") was incorporated in the State of Nevada, United States of America, on April 28, 2004. The Company is in the development stage.

The Company operates a pre-owned vehicle automotive dealership and an auto detailing facility in British Columbia, Canada.

These consolidated financial statements have been prepared on a going concern basis. At December 31, 2004, the Company has a working capital deficiency of $15,853 and has accumulated a deficit of $20,853 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management plans to continue to provide for its capital needs during the year by the issuance of common stock and related party advances. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

                          ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)
             NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004
                               (Unaudited)
                         (Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Development Stage Company

The Company complies with the Statement of Financial Accounting Standards ("SFAS") No. 7 and the Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)	Consolidated Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Alpha Motorsport, Inc. All inter-company transactions have been eliminated in consolidation.

c)	Inventories

Inventories of pre-owned vehicles are stated at the lower of cost or net realizable value determined on a specific item basis.

d)	Revenue Recognition

The Company recognizes revenue when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title and acceptance, and probable collectibility.

                          ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)
             NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004
                               (Unaudited)
                         (Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Impairment of Long-Lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

f)	Foreign Currency Translation

The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation".

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the statement of operations.

g)	Basic Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128
- "Earnings Per Share". Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

                          ALPHA MOTORSPORT, INC.
                     (A Development Stage Company)
             NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004
                               (Unaudited)
                         (Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)	Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 - "Accounting for Income Taxes". This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

i)	Fair Value of Financial Instruments

The carrying value of the Company's financial instruments consisting of cash, amounts receivable, GST receivable, accounts payable and accrued liabilities, and loan payable, approximate their carrying value due to the short term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

j)	New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

4.	LOAN PAYABLE

Loan payable is due on demand, unsecured and bears interest at 6% per annum. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at the rate of 15% per annum.

5.	COMPARATIVE FIGURES

Certain of the comparative figures have been reclassified to conform with the current period's presentation.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal                      $  4,000
          Accounting                      500
          Transfer Agent fees             388
          Printing of Prospectus          100
          Registration Fees                12
                                    ----------
TOTAL                                $  5,000

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 23, 2004, 1,000,000 shares of common stock were issued to Vincent Markovitch, an officer and director, as founders' shares, in exchange for $5,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US residents.

Item 27.   Exhibits.

The following exhibits marked with an asterisk and required to be included with this registration statement can be found in their entirety in our original registration statement filed under SEC File Number 333-119930 on the SEC website at www.sec.gov. All other exhibits are included herein:

          Exhibit
          Number         Description
          -------        -----------
     *     3.1           Articles of Incorporation
     *     3.2           Bylaws
     *     5             Opinion re: Legality
           23            Consent of Independent Auditors
     *     23.2          Consent of Counsel (See Exhibit 5)
     *     99.1          Promissory Note
     *     99.1a         Promissory Note
     *     99.2          Lease Agreement
           99.3          Subscription Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

 3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

        (d) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

        (e) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of 4he requirements for filing on Form SB-2 and authorized this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, Country of Canada.



                                 Alpha Motorsport, Inc., Registrant

March 29, 2005                   By: /s/ Vincent Markovitch
                                 ------------------------------------
                                 Vincent Markovitch, President, CEO,
                                 Secretary and Chairman of the Board


March 29, 2005                   By: /s/ John Markovitch, Jr.
                                 --------------------------------------
                                 John Markovitch, Jr., Treasurer, Chief
                                 Financial Officer, Principal Accounting
                                 Officer and Director


March 29, 2005                   By: /s/ John Markovitch, Sr.
                                 -----------------------------------------
                                 John Markovitch, Sr., Director